Exhibit 4.1

NUMBER		SHARES
DD	diaDexus, Inc.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE		CUSIP 25245P 10 6 SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF
diaDexus, Inc.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Patrick Plewman	David Foster
PRESIDENT	SECRETARY

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR
BY:

AUTHORIZED SIGNATURE

The Corporation is authorized to issue two classes of stock, Common Stock and Preferred Stock. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock.

The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT –	......................... Custodian .......................
TEN ENT	–	as tenants by the entireties		(Cust) (Minor)
JT TEN	–	as joint tenants with right of		under Uniform Gifts to Minors
		survivorship and not as tenants		Act.............................................................
		in common		(State)
COM PROP	–	as community property	UNIF TRF MIN ACT –	................. Custodian (until age ............)
(Cust)
........................ under Uniform Transfers
(Minor)
to Minors Act...........................................
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,	hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of the substitution in the premise

Dated

X

X
	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.